SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 24, 1998

                              TFC ENTERPRISES, INC.

             (Exact name of Registrant as specified in its charter)

                                    Delaware

         (State or other jurisdiction of incorporation or organization)

                   1-11121                                    54-1306895
           (Commission File Number)                        (I.R.S. Employer
       5425 Robin Hood Road, Suite 101B                   Identification No.)
              Norfolk, Virginia                                 23513
   (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (804) 466-1222

                                      N.A.

          (Former name of former address, if changed since last report)


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Item 5.  Other Events

         A press release announcing 1997 financial results is attached as
Exhibit 99.1.

         The company's wholly-owned subsidiary, The Finance Company ("TFC"), entered into Amendment No. 2 to its Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement with its principal lender. In this Amendment, the lender waived compliance by TFC with the Maximum Delinquency Measurement provisions set forth in Exhibit 13.6 of the Agreement for the period January 1, 1998 through January 31, 1998. The lender also amended the Maximum Delinquency Measurement provision as set forth in the Amendment attached to this report as Exhibit 99.3. As consideration for this waiver and amendment, TFC agreed to reduce the percentage of outstanding principal balance of eligible contracts in the calculation of its borrowing base from 76% to 73%. The Company's subsidiary, Recoveries, Inc., also guarantied the obligations of TFC and granted the lender a security interest in its assets as additional consideration.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  99.1     Press Release dated February 24, 1998.

                  99.2 Letter Agreement between G.E. Capital Corporation, The Finance Company and Recoveries, Inc. dated as of February 1, 1998.

                  99.3 Amendment No.2 dated as of February 1, 1998 to the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement between The Finance Company and G.E. Capital Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TFC ENTERPRISES, INC.

                                        By:/s/Robert S. Raley
                                           ---------------------
                                           Robert S. Raley
                                           President, Chief Executive Officer

Date March 3, 1998